Exhibit(h)(5)

SARATOGA INVESTMENT CORP.

(a Maryland corporation)

AMENDMENT NO. 3 TO

EQUITY DISTRIBUTION AGREEMENT

October 16, 2018

Ladenburg Thalmann & Co. Inc.

277 Park Avenue, 26th Floor

New York, New York 10172

BB&T Capital Markets, a division of BB&T Securities, LLC

901 East Byrd Street, Suite 300

Richmond, Virginia 23219

B. Riley FBR, Inc.

299 Park Avenue, 7th Floor

New York, New York 10171

Ladies and Gentlemen:

This Amendment No. 3, dated October 16, 2018 (the “Amendment”), is to the Equity Distribution Agreement, dated March 16, 2017, as amended to date (the “Equity Distribution Agreement”), by and among Saratoga Investment Corp., a Maryland corporation (the “Company”), Saratoga Investments Advisors, LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”), Ladenburg Thalmann & Co. Inc. (“Ladenburg”), BB&T Capital Markets, a division of BB&T Securities, LLC (“BB&T Capital Markets”) B. Riley FBR, Inc. (“FBR”, together with Ladenburg and BB&T, the “Agents”).

WHEREAS, the Company, the Adviser, Ladenburg, BB&T Capital Markets and FBR desire to amend the Equity Distribution Agreement to update the reference to the term “Registration Statement” therein.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:

All references to the “Registration Statement” in the Equity Distribution Agreement refer to the registration statement on Form N-2 (No. 333-216344) prior to the date of this Amendment and the registration statement on Form N-2 (No. 333-227166) on and after the date hereof.

Except as set forth above, no other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all Exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Equity Distribution Agreement.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser and the Agents.

Very truly yours,

SARATOGA INVESTMENT CORP.

By:
Name:
Title:

SARATOGA INVESTMENT ADVISORS, LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of

the date first above written:

LADENBURG THALMANN & CO. INC.

By:
Name:
Title:

BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC

By:
Name:
Title:

B. RILEY FBR, INC.

By:
Name:
Title:

[Signature page to Amendment No. 3 to Equity Distribution Agreement]